Exhibit 99.1

Faraday Future Founder and Co-CEO, YT Jia, and FF Global President Jerry Wang Enter Into 10b5-1 Stock Purchase Plans

●	These plans underscore YT Jia’s and Jerry Wang’s personal commitments to the Company’s future and aligns their interests directly with those of stockholders.

Los Angeles, CA (May 27, 2025) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or the “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that FF Founder and Co-CEO YT Jia and FF Global President Jerry Wang have entered into 10b5-1 executive stock purchase plans. Under SEC compliance rules, there will be a 90-day cooling-off period, after which our broker will automatically execute the stock purchases at times and in amounts in accordance with the plans.

YT Jia plans to purchase a total of $560,000 worth of shares of FF common stock (including commission fee), representing the after-tax portion of his $1.2 million signing bonus in connection with his recent appointment as Co-CEO. Jerry Wang plans to purchase a total of $50,000 worth of shares of FF common stock (including commission fee). The 10b5-1 plans were officially initiated on May 23, 2025. The first trade window is scheduled to open on or around August 25, 2025, following the aforementioned 90-day cooling off period.

In an effort to further demonstrate long-term confidence and commitment with stockholders, the executives have made non-binding commitments not to terminate or amend the 10b5-1 plans once effective.

“These planned stock purchases reflect our continued confidence in FF’s long-term vision and commitment to our mission,” said YT.

“We are taking a proactive step to align our personal interests with those of our stockholders and reinforce our dedication to the Company’s future,” said Jerry.

ABOUT FARADAY FUTURE

Faraday Future is a California-based global shared intelligent electric mobility ecosystem company. Founded in 2014, the Company’s mission is to disrupt the automotive industry by creating a user-centric, technology-first, and smart driving experience. Faraday Future’s flagship model, the FF91, exemplifies its vision for luxury, innovation, and performance. The FX strategy aims to introduce mass production models equipped with state-of-the-art luxury technology similar to the FF 91, targeting a broader market with middle-to-low price range offerings. FF is committed to redefining mobility through AI innovation. Join us in shaping the future of intelligent transportation. For more information, please visit https://www.ff.com/us/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding 10b5-1 purchase plans, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, among others: each executive’s ability to cancel or amend his 10b5-1 purchase plan; potential volume limitations under Rule 144 or Rule 145 of the Securities Act of 1933, as amended, or Regulation M; the possible suspension of purchases due to a trading suspension, legal, regulatory or contractual restrictions; or a subsequent determination that a 10b5-1 plan does not comply with Rule 10b5-1 or other applicable securities laws .. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on March 31, 2025, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com